EXHIBIT 10.36

                            DIRECTORS

                 BUSINESS TRAVEL INSURANCE PLAN


     BENEFITS

     You are automatically insured against accidental death and dismemberment that occurs when you are in travel status on CF business.

     Coverage begins when you leave your home, office, or other location (whichever occurs last) on CF business and continues until you return to your home or office (whichever occurs first) at the end of your trip. During this period, you are covered against all accidents, 24 hours a day, subject to the exclusions listed in the Directors Business Travel Insurance Plan.

     The principal sum for which you are insured is $500,000. This amount is payable in addition to any benefit you may be entitled to receive under CF's Directors 24-Hour Accidental
     Death and Dismemberment Plan.

     (Note - The maximum payment under this plan and the Directors 24-Hour Accidental Death and Dismemberment Plan for all losses arising from any one accident is $5,000,000. If several directors are involved in one accident, and the total indemnity exceeds $5,000,000, each individual payment will be reduced proportionately.)

     ELIGIBILITY

     You are covered if you are a director of Consolidated
     Freightways, Inc. and are not covered by CF's Business Travel Insurance Plan for employees.

     COST

     The full cost of this plan is paid by Consolidated
     Freightways, Inc.

     TERMINATION

     Your coverage will terminate when you cease to be an eligible director of Consolidated Freightways, Inc.

     SUMMARY OF BENEFITS

     When injury results in any of the following losses within one year after the accident happens, the insurance company will pay for the loss of:


          Life....................................The principal sum
          Both hands or both feet or sight
            of both eyes..........................The principal sum
          One hand and one foot...................The principal sum
          One hand and the sight of one eye.......The principal sum
          One foot and the sight of one eye.......The principal sum
          One hand or one foot...............Half the principal sum
          Sight of one eye...................Half the principal sum
          Thumb and index finger of
            either hand...............One Quarter the principal sum
          Speech or hearing of both ears.....Half the principal sum
          Hearing of one ear..........One Quarter the principal sum

     "Loss" as used with reference to hand or foot means complete severance, and as used with reference to eye means the irrecoverable loss of its entire sight.

     BENEFICIARY

     You may designate and from time to time thereafter change your beneficiary by completing and returning a beneficiary designation form, which can be obtained from the offices of Consolidated Freightways, Inc. If your named beneficiary or beneficiaries do not survive you, benefits will be paid to your estate, or at the option of the insurance company, to your surviving relatives.

     EXCLUSIONS

          This Plan does not cover losses which result from:

          1.   Suicide or intentionally self-inflicted injuries;

          2. Illness, disease, pregnancy, childbirth, miscarriage, or any bacterial infection other than bacterial infection occurring as a result of an accidental cut or wound;

          3.   War or act of war, whether declared or not;

          4. Injuries sustained while on full-time active duty in the armed forces of any country or international body;

          5.   Commuter travel to and from work;

          6. Injuries sustained while riding as a passenger in any aircraft owned, leased or operated by or on behalf of CF, a member of your household or yourself; or any aircraft operated by or for or under the direction of any military authority, other than by the Military Airlift Command
               (MAC) of the United States of America or the similar air transport service of any other country, or any aircraft while being used for firefighting, pipeline inspection, powerline inspection, aerial photography, exploration or any test for experimental purpose; or any aircraft not operated by a properly certified pilot; or any aircraft without a current unrestricted airworthiness certificate; or while operating or serving as a crew member of any aircraft.

     CLAIMS PROCEDURE

     If you suffer an injury covered by the Directors Business Travel Insurance Plan (accidental death or dismemberment that occurs when you are in travel status on CF business), written notice of the loss should be given to the Administrative Benefits Office, Consolidated Freightways, Inc., P. O. Box 3988, Portland, Oregon 97208 within 20 days or as soon thereafter as is reasonably possible.

     If you have any questions or complaints regarding Directors
     Business Travel Insurance Plan, please contact Eberhard Schmoller or David Slate.

     Complete terms and conditions of the Business Travel Insurance Plan are set forth in the master contract issued to CF by the Hartford Life Insurance Company.

     Consolidated Freightways, Inc. reserves the right to change or discontinue the Plan at any time.